    As filed with the Securities and Exchange Commission on September 1, 2000

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         LA JOLLA PHARMACEUTICAL COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                              33-0361285
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)


                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 452-6600
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


            LA JOLLA PHARMACEUTICAL COMPANY 1994 STOCK INCENTIVE PLAN
        LA JOLLA PHARMACEUTICAL COMPANY 1995 EMPLOYEE STOCK PURCHASE PLAN


                                 STEVEN B. ENGLE
                         LA JOLLA PHARMACEUTICAL COMPANY
                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 452-6600
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             LEONARD J. MCGILL, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                                  4 PARK PLAZA
                            IRVINE, CALIFORNIA 92614
                                 (949) 451-3800

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES               AMOUNT TO BE            OFFERING PRICE         AGGREGATE                AMOUNT OF
  TO BE REGISTERED                 REGISTERED(1)             PER SHARE          OFFERING PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value         1,200,000 (3)(4)             $6.50              $7,800,000                 $2,060
      $0.01 per share
========================================================================================================================

(1) Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of the Common Stock of the Registrant as reported on August 28, 2000 on the Nasdaq National Market System.

(3) Represents a 1,000,000 share increase in the number of shares authorized for issuance under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan (the "Incentive Plan"). 3,500,000 shares of the Company's common stock are issuable under the Incentive Plan. In addition to the shares of common stock registered hereby, 750,000 shares of the Company's common stock issuable under the Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 33-82664) as filed with the Securities and Exchange Commission on August 11, 1994, 500,000 shares of the Company's common stock issuable under the Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-14285) as filed with the Securities and Exchange Commission on October 17, 1996, 500,000 shares of the Company's common stock issuable under the Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-29575) as filed with the Securities and Exchange Commission on June 19, 1997, and 750,000 shares of the Company's common stock issuable under the Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-91593) as filed with the Securities and Exchange Commission on November 24, 1999.

(4) Represents a 200,000 share increase in the number of shares authorized for issuance under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). 500,000 shares of the Company's common stock are issuable under the Stock Purchase Plan. In addition to the shares of common stock registered hereby, 300,000 shares of the Company's common stock issuable under the Stock Purchase Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 33-94830) as filed with the Securities and Exchange Commission on July 21, 1995.
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

                                  INTRODUCTION

         We are filing this Registration Statement on Form S-8 to register an additional 1,000,000 shares of our common stock that we may issue under our 1994 Stock Incentive Plan and an additional 200,000 shares of our common stock that we may issue under our 1995 Employee Stock Purchase Plan. We have included in this Registration Statement only those items required by General Instruction E to Form S-8.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the instructions to Form S-8, we are not including
Part I (Information Required in the Section 10(a) Prospectus) as part of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with General Instruction E to Form S-8, the contents of our Registration Statement on Form S-8 (Registration No. 33-82664) previously filed by us with the Securities and Exchange Commission on August 11, 1994 relating to the Incentive Plan, and the contents of our Registration Statement on Form S-8 (Registration No. 33-94830) previously filed by us with the Securities and Exchange Commission on July 21, 1995 relating to the Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

ITEM 8. EXHIBITS

Pursuant to General Instruction E, only those opinions and consents required by
Item 8 are provided. They are as follows:

       Exhibit No.     Description
       -----------     -----------
          5.1          Opinion of Gibson, Dunn & Crutcher LLP as to the legality
                       of the additional securities being registered.

         23.1          Consent of Ernst & Young LLP, independent auditors.

         23.2          Consent of Gibson, Dunn & Crutcher LLP (contained in
                       Exhibit 5.1 hereto).

         24.1          Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, I certify that I have reasonable grounds to believe that La Jolla Pharmaceutical Company meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 30, 2000.

                                        LA JOLLA PHARMACEUTICAL COMPANY

                                        By: /s/ Steven B. Engle
                                            ------------------------------------
                                            Steven B. Engle
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Steven B. Engle and Gail A. Sloan his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     NAME AND SIGNATURE                               TITLE                                 DATE
     ------------------                               -----                                 ----
/s/ Steven B. Engle                       Chairman of the Board, Chief Executive      August 30, 2000
------------------------------------      Officer, President and Director
    Steven B. Engle                       (Principal Executive Officer)

/s/ Gail A. Sloan                         Secretary and Controller (Principal         August 30, 2000
------------------------------------      Financial and Accounting Officer)
    Gail A. Sloan


/s/ Thomas H. Adams, Ph.D.                Director                                    August 30, 2000
------------------------------------
    Thomas H. Adams, Ph.D.


/s/ William E. Engbers                    Director                                    August 30, 2000
------------------------------------
    William E. Engbers


/s/ Robert A. Fildes, Ph.D.               Director                                    August 30, 2000
------------------------------------
    Robert A. Fildes, Ph.D.


/s/ Stephen M. Martin                     Director                                    August 30, 2000
------------------------------------
    Stephen M. Martin


                                          Director
------------------------------------
    W. Leigh Thompson, M.D., Ph.D.

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

                                  EXHIBIT INDEX


       Exhibit No.     Description
       -----------     -----------
          5.1          Opinion of Gibson, Dunn & Crutcher LLP as to the legality
                       of the additional securities being registered.

         23.1          Consent of Ernst & Young LLP, independent auditors.

         23.2          Consent of Gibson, Dunn & Crutcher LLP (contained in
                       Exhibit 5.1 hereto).

         24.1          Power of Attorney (contained on signature page hereto).